UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Regions Financial Corporation	Regions Financing Trust III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

63-0589368	63-6233948
(IRS Employer Identification No.)	(IRS Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	c/o Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama
(Address of principal executive offices)	(Address of principal executive offices)

35203	35203
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-142839.

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.875% Trust Preferred Securities of Regions Financing Trust III	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions set forth under the sections “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee of the Trust Preferred Securities,” “Relationship Among Trust Preferred Securities, Junior Subordinated Notes, and Guarantee” and “Replacement Capital Covenant” in the final prospectus supplement dated April 25, 2008, filed with the Securities and Exchange Commission on April 28, 2008, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-142839) of Regions Financial Corporation and Regions Financing Trust III, filed on May 11, 2007, as amended, are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Declaration of Trust, among Regions Financial Corporation as Depositor, Deutsche Bank Trust Company Americas as Property Trustee, Deutsche Bank Trust Company Delaware as Delaware Trustee, and the Administrative Trustees.

4.2	Guarantee Agreement, between Regions Financial Corporation, as Guarantor and Deutsche Bank Trust Company Americas, as Guarantee Trustee.

4.3	Indenture for Subordinated Debt Securities, dated as May 15, 2002, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K of Regions Financial Corporation’s predecessor Regions Financial Corporation (File No. 001-31307) for the year ended December 31, 2002).

4.4	Fourth Supplemental Indenture, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as Trustee.

4.5	Form of certificate representing the 8.875% Trust Preferred Securities (included in Exhibit 4.1).

4.6	Form of 8.875% Junior Subordinated Note (included in Exhibit 4.4).

4.7	Certificate of Trust of Regions Financing Trust III (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 of Regions Financial Corporation’s predecessor Regions Financial Corporation (File No. 333-74102) filed on November 28, 2001).

99.1	Replacement Capital Covenant relating to the 8.875% Trust Preferred Securities.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

REGIONS FINANCING TRUST III

Date: April 30, 2008	By:	/s/ Carl L. Gorday
Carl L. Gorday
Administrative Trustee

REGIONS FINANCIAL CORPORATION

Date: April 30, 2008	By:	/s/ John D. Buchanan
John D. Buchanan
Senior Executive Vice-President, General Counsel and Corporate Secretary